As filed with the Securities and Exchange Commission on August 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Total Entertainment Restaurant Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2016614 (I.R.S. Employer Identification No.)

9300 E. Central Ave., Suite 100
Wichita, KS 67206
(316) 634-0505
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

1997 INCENTIVE AND NONQUALIFIED STOCK OPTION
PLAN OF TOTAL ENTERTAINMENT RESTAURANT CORP.

TOTAL ENTERTAINMENT RESTAURANT CORP.
1997 DIRECTORS’ STOCK OPTION PLAN

(Full Title of Plans)

Steven M. Johnson
Chief Executive Officer
Total Entertainment Restaurant Corp.
9300 E. Central Ave., Suite 100
Wichita, KS 67206, (316) 634-0505
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to
William R. Wood, II
Foulston Siefkin LLP
Bank of America Center
100 N. Broadway, Suite 700
Wichita, KS 67202
(316) 267-6371

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Aggregate Amount	Offering Price	Aggregate Offering	Amount of
Securities to Be Registered	to Be Registered (1)	Per Share	Price	Registration Fee
Common Stock, par value $0.01
1997 Incentive and Nonqualified Stock Option Plan	400,000	9.52 (2)	$3,808,000 (2)	$482.47

1997 Directors Stock Option Plan	N/A	N/A	N/A	N/A
Total	400,000	9.52	$3,808,000	$482.47

(1)      This Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plans described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(2)      Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act, and computed pursuant to Rule 457(c) and (h) of the Securities Act of 1933 as amended. The computation was based on the average of the high and low prices of our common stock as reported by the Nasdaq National Market on August 15, 2004.

SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Foulston Siefkin LLP
Second Amendment to 1997 Incentive/Nonqualified Stock Option Plan
1997 Directors Stock Option Plan
Second Amendment to Directors Stock Option Plan
Consent of KPMG LLP

EXPLANATORY NOTE

     The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-91694) filed with the Securities Exchange Commission on July 1, 2002, which is incorporated herein by reference, to increase the number of shares of the Registrant’s Common Stock available for issuance under the 1997 Incentive and Nonqualified Stock Option Plan (the “Incentive Plan”) by 400,000 shares so that a total of 2,000,000 shares will be available under the Incentive Plan. This Amendment also attaches a corrected copy of the 1997 Directors Stock Option Plan as the copy filed with the original S-8 contained a typographical error and includes a copy of the First Amendment to the Registrant’s 1997 Directors Stock Option Plan as an Exhibit.

Item 8. Exhibits

     The following exhibits are filed as part of this Form S-8 Registration Statement:

Exhibit No.	Description
5.1	Opinion of Foulston Siefkin LLP.

*10.1	1997 Incentive and Nonqualified Stock Option Plan of the Registrant.

**10.1.1	First Amendment to 1997 Incentive and Nonqualified Stock Option Plan of the Registrant adopted by the Registrant’s Board of Directors January 14, 1999, and approved at the Registrant’s Annual Stockholder Meeting May 25, 1999.

10.1.2	Second Amendment to 1997 Incentive and Nonqualified Stock Option Plan of the Registrant, adopted by the Registrant’s Board of Directors February 23, 2004, and approved at the Registrant’s Annual Stockholder Meeting May 19, 2004.

10.2	1997 Directors Stock Option Plan of the Registrant.

**10.2.1	First Amendment to 1997 Directors Stock Option Plan of the Registrant adopted by Registrant’s Board of Directors January 10, 2002, and approved at Registrant’s Annual Stockholder Meeting May 17, 2002.

10.2.2	Second Amendment to Total Entertainment Restaurant Corp. 1997 Directors Stock Option Plan adopted by Registrant’s Board of Directors on April 10, 2002.

23.1	Consent of Foulston Siefkin LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).

*Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-23343).

**Incorporated by reference to the Registrant’s Registration Statement on Form S-8 on July 1, 2002 (Commission File No. 333-91694).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on August 23, 2004.

TOTAL ENTERTAINMENT RESTAURANT CORP.

By	/s/ STEVEN M. JOHNSON Steven M. Johnson Chief Executive Officer/Principal Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 1 Registration Statement has been signed below by the following persons and in the capacities and on the date indicated.

Signature	Title	Date
/s/ DENNIS L. THOMPSON Dennis L. Thompson	Co-Chairman of the Board	August 23, 2004
/s/ STEVEN M. JOHNSON Steven M. Johnson	Chief Executive Officer and Director (principal executive officer)	August 23, 2004
/s/ GARY M. JUDD Gary M. Judd	President and Director	August 23, 2004
/s/ JAMES K. ZIELKE James K. Zielke	Chief Financial Officer, Treasurer, Secretary and Director (principal financial and principal accounting officer)	August 23, 2004
/s/ NESTOR R. WEIGAND, JR. Nestor R. Weigand, Jr.	Director	August 23, 2004

/s/ JAMES T. MORTON James T. Morton	Director	August 23, 2004
/s/ C. WELLS HALL, III C. Wells Hall, III	Director	August 23, 2004
/s/ E. GENE STREET E. Gene Street	Director	August 23, 2004
/s/ JOHN D. HARKEY, JR. John D. Harkey, Jr.	Director	August 23, 2004

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Foulston Siefkin LLP.

*10.1	1997 Incentive and Nonqualified Stock Option Plan of the Registrant.

**10.1.1	First Amendment to 1997 Incentive and Nonqualified Stock Option Plan of the Registrant adopted by the Registrant’s Board of Directors January 14, 1999, and approved at the Registrant’s Annual Stockholder Meeting May 25, 1999.

10.1.2	Second Amendment to 1997 Incentive and Nonqualified Stock Option Plan of the Registrant, adopted by the Registrant’s Board of Directors February 23, 2004 ,and approved at the Registrant’s Annual Stockholder Meeting May 19, 2004.

10.2	1997 Directors Stock Option Plan of the Registrant.

**10.2.1	First Amendment to 1997 Directors Stock Option Plan of the Registrant adopted by Registrant’s Board of Directors January 10, 2002, and approved at Registrant’s Annual Stockholder Meeting May 17, 2002.

10.2.2	Second Amendment to Total Entertainment Restaurant Corp. 1997 Directors Stock Option Plan adopted by Registrant’s Board of Directors on April 10, 2002.

23.1	Consent of Foulston Siefkin LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).

*Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-23343).

**Incorporated by reference to the Registrant’s Registration Statement on Form S-8 on July 1, 2002 (Commission File No. 333-91694).